Exhibit 99.1

DRAFT - NOT FOR IMMEDIATE RELEASE

Aldabra 2 Acquisition Corp. Announces Special Meeting of Stockholders to
Approve Acquisition of Boise Paper and Packaging Assets

New York, NY – January 18, 2008 – Aldabra 2 Acquisition Corp. (AMEX: AII.U, AII, AII.WS, “Aldabra”) announced today that a Special Meeting of Stockholders will take place on Tuesday, February 5, 2008 at 10:00 a.m., Eastern Standard Time, to vote on the proposed acquisition of Boise Cascade L.L.C.’s paper and packaging business.  Aldabra’s Special Meeting of Stockholders will be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas New York, New York 10036.  Stockholders of record as of the close of business on January 16th, 2008 will be entitled to vote at the special meeting.

“We are excited about the upcoming stockholder meeting as this is an important step in the acquisition process,” said Nathan Leight, Aldabra’s Chairman.  “Boise’s paper and packaging business continues to perform well, and market supply-demand dynamics remain quite positive.    Furthermore, we believe the recent announcement of price increases by some of Boise's competitors bodes well for the paper industry in general."

At the special meeting, stockholders will be asked to consider and vote on six proposals, including (i) approval of Aldabra’s acquisition of Boise Cascade, L.L.C.’s paper and packaging manufacturing business, (ii) approval of an amendment to Aldabra’s certificate of incorporation to change the name of Aldabra from “Aldabra 2 Acquisition Corp.” to “Boise Inc.” and to remove those provisions that will no longer be operative upon consummation of the acquisition, and (iii) if necessary, to adjourn the meeting to a later date or dates to permit further solicitation and vote of proxies.

ABOUT ALDABRA

Aldabra 2 Acquisition Corp. is a special purpose acquisition corporation that was formed to acquire an unidentified operating business.  Aldabra consummated its initial public offering on June 22, 2007, receiving gross proceeds of $414 million through the sale of 41.4 million units of its securities at $10.00 per unit (following the exercise of the underwriters’ over-allotment).

ADDITIONAL INFORMATION

Copies of the proxy statement and other relevant documents filed by Aldabra, which contain information about Aldabra and the Combined Paper Businesses, are available without charge at the U.S. Securities and Exchange Commission's Internet site (http://www.sec.gov).

Stockholders of Aldabra are urged to read the proxy statement regarding its proposed acquisition of the Combined Paper Businesses.

The Company, its current directors and executive officers, and certain individuals nominated to serve as the Company’s directors or executive officers following the proposed acquisition may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with such acquisition.  In addition, Lazard Capital Markets LLC and Pali Capital, Inc., two of the underwriters for the Company’s IPO, may assist in these efforts and may also be deemed to be participants in such solicitations of proxies.  Information regarding the Company's current directors and executive officers is available in the Company’s Registration Statement on Form S-1 (Registration Nos. 333-141398 and 333-143890), which was filed with the SEC on March 19, 2007, and subsequent amendments thereto, and are also contained in the Company’s preliminary proxy statement.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are set forth in the proxy statements currently and to be filed with the SEC in connection with the proposed acquisition.

In connection with the proposed acquisition, the Company will be filing with the SEC a definitive proxy statement and other relevant documents.  These materials will contain important information, and we caution investors to carefully read them before making a decision concerning the transaction.

FORWARD-LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release.  Such risk factors include, among others: costs associated with running the Combined Paper Businesses by Boise Inc. as a stand-alone business; uncertainties as to the timing of the acquisition and the ability to obtain financing; approval of the transaction by Aldabra’s stockholders; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals;  the competitive environment in the paper industry of and competitive responses to the proposed acquisition; and other factors listed from time to time in the Company’s public filings with the Securities and Exchange Commission, including, without limitation, the Company’s quarterly reports on Form 10-Q and the Company’s current reports on Form 8-K.

Contacts:
Josh Hochberg or Elyse Lavinio
Sloane & Company on behalf of Aldabra 2 Acquisition Corp.
(212) 486-9500

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